Exhibit 5.1

December 1, 2017

To the Board of Directors China Recycling Energy Corporation 12/F, Tower A Chang An International Building No. 88 Nan Guan Zheng Jie, Xi’an City, Shaanxi Province, China

Re: Primary Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to China Recycling Energy Corporation, a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (including the prospectus which is a part thereof, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933 as amended (the “Act”) of an indeterminate amount and number of the following securities of the Company, which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act for an aggregate initial offering price of up to $50,000,000: (i) shares of common stock of the Company, par value $0.001 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, which may be authorized (the “Preferred Stock”); (iii) warrants to purchase shares of the Common Stock, the Preferred Stock or any combination of such securities (the “Warrants”); and (iv) units consisting of any of the foregoing securities or a combination thereof (the “Units”). The Common Stock, Preferred Stock, Warrants, and Units are referred to herein each as a “Security” and collectively as the “Securities.” This opinion letter is being rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

In connection with this opinion, we have examined such documents and considered such legal matters deemed by us to be relevant to this opinion letter and the Registration Statement, including the Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation”), the Fourth Amended and Restated Bylaws of the Company, as amended through the date hereof (the “Bylaws”), and the record of corporate proceedings.  In making all of our examinations, we assumed the genuineness of all signatures, the authority of the persons who executed such documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents. As to various factual matters that are material to our opinion letter, we have relied upon certificates of public officials and certificates, resolutions, documents, statements and other information of the Company or its representatives. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

We have assumed that any warrant agreements relating to the Warrants, any unit agreements relating to the Units, and any other agreements/offering documents relating to the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under: (i) any agreement or instrument to which the Company or its properties is subject; (ii) any law, rule or regulation to which the Company is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a definitive and enforceable purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and the consideration payable for the Securities sold thereunder shall have been paid to the Company in accordance with such underwriting, purchase or similar agreement; (iv) at the time of issuance of any shares of Common Stock (including any such shares issuable upon the conversion of another Security), the Company has a sufficient number of authorized but unissued shares of Common Stock under its Articles of Incorporation; and (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

We do not herein express any opinion concerning any matter respecting or affected by any laws other than provisions of Chapter 78 of the Nevada Revised Statutes (“NRS”) as now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as the issuance of the Securities. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction. The opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.  We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts.  We express no opinion regarding the Act, or any other federal or state laws or regulations.

Based upon the foregoing, and in reliance thereon, we are of the opinion that:

1.            With respect to shares of the Common Stock, when (i) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or such committee thereof being hereinafter collectively referred to as the “Board”) has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (ii) certificates representing shares of the Common Stock have been duly executed, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (not less than the par value of the Common Stock) as provided therein; or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.           With respect to shares of the Preferred Stock, when (i) the Company has taken all necessary corporation action in conformity with the Articles of Incorporation, the Bylaws and Chapter 78 or the NRS to create and authorize the issuance of Preferred Stock, (ii) the Board and, if necessary, the shareholders of the Company have taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance and terms of a particular class or series of shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation for such Preferred Stock in accordance with applicable law relating to such shares of Preferred Stock and the filing of such Certificate of Designation with the Secretary of State of the State of Nevada, if applicable, and (iii) if certificated, certificates representing shares of the Preferred Stock have been duly executed, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (not less than the par value of the Preferred Stock) as provided therein; or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

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3.           With respect to the Warrants, when (i) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the form, terms, execution and delivery of a warrant agreement (including a form of certificate evidencing the Warrants), the issuance of the Warrants, the terms of the offering thereof and related matters, and (ii) the certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Warrants will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.          With respect to the Units, when (i) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the form, terms, execution and delivery of a unit agreement (including a form of certificate evidencing the Units), the issuance of the Units, the terms of the offering thereof and related matters, and (ii) the certificates evidencing Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable unit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

No opinion may be implied or inferred beyond the opinions expressly stated in the paragraph immediately above.  Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Garvey Schubert Barer
GARVEY SCHUBERT BARER

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